UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West

Seattle, Washington 98119

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

On October 3, 2014, Omeros Corporation (“Omeros”), Hospira S.p.A. (“Hospira Italy”) and Hospira Worldwide, Inc. (“Hospira U.S.”, and together with Hospira Italy, “Hospira”) entered into a Commercial Supply Agreement (the “Supply Agreement”), pursuant to which Hospira will act as a non-exclusive supplier of Omeros’ product Omidria™ for commercial sale in the United States and the European Union (the “Territory”).

Pursuant to the Supply Agreement, Hospira has agreed to manufacture and supply, and Omeros has agreed to purchase, a minimum percentage of Omeros’ requirements of Omidria for commercial sales and clinical supplies for the development of additional therapeutic indications in the United States. In addition, upon receipt of marketing approval in the European Union (“EU”), Hospira has agreed to manufacture and supply a portion of Omeros’ requirements of Omidria in the EU in an amount to be mutually agreed by the parties (not to exceed a maximum percentage of Omeros’ EU requirements) within four months of marketing approval in Europe, with there being no minimum purchase and supply requirement in the EU if the parties do not reach agreement during such time period and the agreement is not amended thereafter.

The Supply Agreement obligates Omeros to provide to Hospira a rolling, non-binding long-term forecast of Omeros’ estimated required quantities of Omidria. In connection with the commencement of commercial processing of Omidria, and thereafter, Omeros is also obligated to provide Hospira with monthly rolling forecasts that will be used to calculate Omeros’ firm commitment to purchase, and Hospira’s commitment to supply, the minimum commercial requirements of Omidria under the Supply Agreement.

The Supply Agreement has an initial term of five years from the date of first commercial sale of Omidria in any country in the Territory. Thereafter, the Supply Agreement will be renewed automatically for up to two additional one-year periods. The Supply Agreement may be terminated prior to the end of its term by the mutual written consent of Omeros and Hospira or upon the occurrence of certain specified events, including without limitation an uncured breach of the Supply Agreement or bankruptcy or dissolution of a party.

Upon termination of the Supply Agreement, except in the case of termination for an uncured breach by Hospira, Omeros will be required to purchase all of Hospira’s inventory of Omidria and, if applicable, work in progress and reimburse Hospira for all supplies purchased or ordered based on firm purchase orders or Omeros’ estimates of its requirements of Omidria.

The foregoing description of certain terms of the Supply Agreement is only a summary of its material terms and does not purport to be complete.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.

President, Chief Executive Officer, and Chairman of the Board of Directors

Date: October 7, 2014